Execution Copy

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (this "Amendment Agreement") is dated as of August 9, 2010 by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., the other Credit Parties signatory hereto, the other Lenders signatory hereto and General Electric Capital Corporation, as Agent.

W I T N E S S E T H :

WHEREAS, the Credit Parties, the lenders party thereto, and the Agent entered into that certain Amended and Restated Credit Agreement dated as of February 13, 2008 and amended as of June 24, 2008 and June 23, 2009 (the "Credit Agreement");

WHEREAS, the Lenders and the Agent have agreed to further amend the Credit Agreement to effect certain changes thereto requested by the Credit Parties as set forth herein, including, without limitation, to make an additional term loan to Lower Lakes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.             Additional Canadian Term Loan.  On the Restatement Closing Date, each Cdn. Term Lender agreed to make a term loan denominated in Canadian Dollars to Lower Lakes in the original principal amount of its Cdn. Term Loan Commitment.  Lower Lakes acknowledges and agrees that, immediately prior to the effectiveness of this Amendment Agreement, the aggregate outstanding principal balance of the “Cdn. Term Loan” under the Credit Agreement is Cdn. $36,140,000. Subject to the terms and conditions hereof, each Cdn. Term Lender severally agrees to make an additional term loan (individually an “Additional Cdn. Term Loan” and collectively for all the Cdn. Term Lenders the “Additional Cdn. Term Loans”) in Canadian Dollars to Lower Lakes in the aggregate amount of Cdn. $20,000,000.  The Additional Cdn. Term Loans shall be advanced on the Third Amendment Effective Date and shall be made ratably by the Cdn. Term Lenders. All Cdn. Term Notes issued under the Credit Agreement shall be deemed replaced as of the Third Amendment Effective Date with the notes issued pursuant to this Amendment Agreement (without effecting a novation with respect to any “Obligations” as defined in the Credit Agreement).

3.             Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

3.1.           Section 1.1(a)(ii) of the Credit Agreement is hereby amended by deleting therein the reference to "April 1" and replacing it with a reference to "March 31".

3.2.           Section 1.1(b) of the Credit Agreement is hereby amended by (x) deleting the reference in the title to “(Cdn.$41,700,000)” and replacing it with a reference to “(Cdn.$56,140,000)” and (y) deleting the amortization table set forth in subclause (ii) in its entirety and replacing it as follows:

Period	Quarterly Installment Amounts
Third Amendment Effective Date – November 30, 2010 December 2010 – August 2011 September 2011 – March 2012 April 2012 – March 2013 Commitment Termination Date	Cdn.$0 Cdn.$695,000.00 Cdn.$935,666.67 Cdn.$935,666.67 Cdn.$47,505,333.31

3.3.           Section 1.1(c)(ii) of the Credit Agreement is hereby amended by deleting therein the reference to "April 1" and replacing it with a reference to "March 31".

3.4.           Section 1.4 of the Credit Agreement is hereby amended by adding a new sentence at the conclusion thereof as follows:

Notwithstanding the foregoing, the Borrowers shall utilize the proceeds of the Additional Cdn. Term Loans not later than July 31, 2011 solely for the purposes and in the amounts set forth on Annex A to the Third Amendment.

3.5.           Section 5.13 of the Credit Agreement is hereby amended by adding a new paragraph (j) as follows:

(j)  Michipicoten Engines.  Promptly following its purchase of the new propulsion engines and related engine equipment for the Michipicoten (collectively, the “Michipicoten Engines”) as set forth in the Contract dated as of July 28, 2010 between Lower Lakes and Toromont CAT, a division of Toromont Industries Ltd., attached as Annex B to the Third Amendment, but prior to its taking possession thereof, Lower Lakes shall provide Agent with (i) an executed collateral assignment of rights and indemnities, in form and substance reasonably acceptable to Agent, with respect to the purchase orders and/or agreements relating to the Michipicoten Engines and any other associated equipment, (ii) evidence that the Michipicoten Engines will be covered by Lower Lakes’ insurance policies upon such purchase and (iii) the serial numbers assigned to each of the Michipicoten Engines.

3.6.           Annex A to the Credit Agreement is hereby amended by adding the following new definitions thereto in alphabetical order:

Michipicoten Engines has the meaning set forth in Section 5.13.

Third Amendment means the Third Amendment to Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date by and among the Credit Parties, the lenders signatory thereto and the Agent.

Third Amendment Effective Date means August 9, 2010.

3.7.           Annex A to the Credit Agreement is hereby further amended by (i) deleting the definitions of Cdn. Term Loan, Cdn. Term Loan Commitment and Commitments in their entirety and replacing them with the following:

“Cdn. Term Loan” means the term loans denominated in Canadian Dollars made by each Cdn. Term Lender in the original principal amount of its Cdn. Term Loan Commitment on each of the Restatement Closing Date and the Third Amendment Effective Date to Lower Lakes.

"Cdn. Term Loan Commitment" means (a) as to any Cdn. Term Lender with a Cdn. Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Cdn. Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Cdn. Term Lenders with a Cdn. Term Loan Commitment, the aggregate commitment of all Lenders to make the Cdn. Term Loan, which aggregate commitment shall be Fifty Six Million One Hundred Forty Thousand Canadian Dollars (Cdn. $56,140,000) on the Third Amendment Effective Date.  After advancing the Cdn. Term Loan, each reference to a Lender's Cdn. Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Cdn. Term Loan.

"Commitments" means (a) as to any Cdn. Lender, the aggregate of such Lender's Cdn. Revolving Loan Commitment (including without duplication the Cdn. Swing Line Lender’s Cdn. Swing Line Loan Commitment as a subset of its Cdn. Revolving Loan Commitment), Cdn. Term Loan Commitment and Engine Term Loan Commitment and as to any US Lender, the aggregate of such Lender's US Revolving Loan Commitment (including without duplication the US Swing Line Lender’s US Swing Line Loan Commitment as a subset of its US Revolving Loan Commitment), and US Term Loan Commitment, all as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Loan Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

and (ii) replacing each reference to (A) “Independent” appearing therein with a reference to “Ojibway” and (B) “Pioneer” appearing therein with a reference to “Kaministiqua”.

3.8.           Annex G to the Credit Agreement is hereby amended by (a) deleting paragraph (c) thereof in its entirety and replacing it with the following:

(c)           Maximum Senior Funded Debt to EBITDA Ratio.  Rand shall have on a consolidated basis, at the end of each Fiscal Year set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Year and for the 12-month period then ended of less than the following:

Fiscal Years	Ratio
Fiscal Year 2011	4.0:1.0
Fiscal Year 2012 and each Fiscal Year ending thereafter	3.5:1.0

,(b) adding the following sentence at the end of paragraph (d) thereof:

For purposes of determining compliance with this paragraph (d), the calculation of Capital Expenditures shall exclude the costs of (i) the purchase and installation of the Michipicoten Engines and (ii) all other capital equipment purchased with the proceeds of the Additional Cdn. Term Loan (as defined in the Third Amendment) as set forth on Annex A to the Third Amendment.

and (c) deleting paragraph (e) thereof in its entirety and replacing it with the following:

(e)           Minimum Appraised Value to Term Loan Outstandings.  Rand shall have on a consolidated basis, at the end of each Fiscal Year (other than the Fiscal Year ending March 31, 2011, which shall be tested as of June 30, 2011), a ratio of (i) the aggregate appraised orderly liquidation value of the Vessels as of such date to (ii) the aggregate principal amount outstanding of the Term Loans as of such date of not less than 1.25 to 1.00.

3.9.           Annex I to the Credit Agreement is hereby amended by restating the Cdn. Term Loan Commitment as follows:

Cdn. Term Loan Commitment:	Cdn$56,140,000

General Electric Capital Corporation	Cdn$33,434,245.20
PNC Bank Canada Branch	Cdn$22,705,754.80

3.10.           Disclosure Schedule 3.24 to the Credit Agreement is hereby amended by restating such Schedule in its entirety as set forth on Annex C attached hereto.

4.             Conditions to Effectiveness.  The effectiveness of this Amendment Agreement is expressly conditioned upon the execution of this Amendment Agreement by the Credit Parties, the Agent and the Requisite Lenders and the satisfaction of the following conditions:

(a)           Cdn. Term Note.  Lower Lakes shall provide a duly executed original of a replacement Cdn. Term Note for each Cdn. Term Lender dated the Third Amendment Effective Date, reflecting the terms set forth in Section 2 hereof.

(b)           Reaffirmation.  Each Credit Party shall have executed and delivered the Reaffirmation of Guaranty in the form of Exhibit A attached hereto.

(c)           Amendments to Mortgages. Agent shall have received executed copies of amendments to the Mortgages in form and substance reasonably satisfactory to the Agent.

(d)           Collateral Assignment.  Agent shall have received an executed collateral assignment of rights and indemnities, in form and substance reasonably acceptable to Agent, with respect to the purchase order relating to the Michipicoten Engines (the “Collateral Assignment”).

(e)           Opinions.  Duly executed originals of opinions of Katten Muchin Rosenman LLP and Ogilvy Renault LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Third Amendment Effective Date, with respect to the transactions contemplated by this Amendment Agreement.

(f)           Secretary’s Certificate.  Agent shall have received from each Borrower, its (i) organizational documents and all amendments thereto, (ii) certificates of compliance or status (or applicable equivalent thereof) from its jurisdiction of organization, each dated a recent date prior to the Third Amendment Effective Date and certified by the applicable authorized Governmental Authority, (iii) bylaws, together with all amendments thereto, and (iv) resolutions of its board of directors approving and authorizing its execution, delivery and performance of this Amendment Agreement and the transactions contemplated by such documents, all certified by its board of directors as being in full force and effect without modification as of the date hereof.

(g)           Payment of Fees and Attorney Costs.  The Borrowers shall have paid the Agent (i) the fees referred to in that certain fee letter dated as of July 20, 2010 by and among Rand, the Borrowers and GE Capital, (ii) the costs and expenses of Agent incurred by it in connection with the transactions contemplated by this Amendment Agreement and (iii) the reasonable fees and expenses of legal counsel of Agent in connection with the preparation and negotiation of this Amendment Agreement and the transactions contemplated thereby.  In addition, the Borrowers shall have paid (i) PNC Bank, N.A. the closing fee referred to in that certain commitment letter dated as of July 20, 2010 by and among Rand, the Borrowers and PNC Bank, N.A. and (ii) KBC Bank the work fee in the amount of $10,000.

(h)           Officer's Certificate.  Agent shall have received duly executed originals of a certificate of an officer of Lower Lakes, dated the Third Amendment Effective Date, stating that, since March 31, 2010 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrowers operate; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Amendment Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; (e) after giving effect to the transactions contemplated by the Amendment Agreement, each Credit Party will be Solvent, and (f) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of the Borrowers or any of their Subsidiaries.

(i)           Other Documents.  The Borrowers shall provide such other documents, instruments and agreements as the Agent may reasonably request.

5.             Covenant.  Not later than fifteen (15) days following the Third Amendment Effective Date, Lower Lakes shall have delivered to Agent an executed Acknowledgment to the Collateral Assignment from Toromont Industries Ltd., in form and substance reasonably acceptable to Agent.

6.             Representations and Warranties of the Credit Parties.

6.1.           Each of the Credit Parties represents and warrants that the execution, delivery and performance by each of the Credit Parties of this Amendment Agreement and the documents and instruments delivered in connection therewith have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

6.2.           Each of the Credit Parties hereby certifies that each of the representations and warranties contained in the Credit Agreement and the other Loan Documents (as amended through the date hereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

7.             Reference to and Effect on the Credit Agreement.

7.1.           Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

7.2.           Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Credit Parties in all respects and are hereby ratified and confirmed.

7.3.           The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (b) any Event of Default or Default under the Credit Agreement.

8.             CHOICE OF LAW.  THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

9.             Execution in Counterparts.  This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.             Headings.  Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.

[signature pages follow]

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

LOWER LAKES TOWING LTD.

By:	/s/ Scott F. Bravener

Title:	President

LOWER LAKES TRANSPORTATION COMPANY

By:	/s/ Joseph W. McHugh, Jr.

Title:	Vice President

GRAND RIVER NAVIGATION COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.

Title:	Vice President

RAND LOGISTICS, INC.

By:	/s/ Joseph W. McHugh, Jr.

Title:	Chief Financial Officer and Vice President

RAND LL HOLDINGS CORP.

By:	/s/ Joseph W. McHugh, Jr.

Title:	Vice President

RAND FINANCE CORP.

By:	/s/ Joseph W. McHugh, Jr.

Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, L/C Guarantor, Documentation Agent and Lender

By:	/s/ Joseph Tunney

Title:	Duly Authorized Signatory

PNC BANK, N.A., as Co-Syndication Agent and Lender

By:	/s/ Lisa Lisi

Title:	Vice President

PNC BANK CANADA BRANCH, as Co-Syndication Agent and Lender

By:	/s/ Mike Danby

Title:	Assistant Vice President

KBC BANK, as Lender

By:	/s/ Larry Manochis

Title:	Director

By:	/s/ Robert Snauffer

Title:	Managing Director

ANNEX A

Use of Proceeds of Additional Cdn. Term Loan

Lower Lakes Use of Proceeds
Capital Expenditure Item	Expense
Michipicoten Engine Replacement	$15,750,000
Capital Expenditures and Dry Dock Expenditures, including Steel Work, for the Maumee, Saginaw and Ojibway	$4,250,000
Total Planned Capital Expenditures	$20,000,000